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MONRO MUFFLER BRAKE, INC.                                           Exhibit 11
STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

         Earnings per share for each period was computed by dividing net income for such period by the appropriate weighted average number of common shares outstanding during such period.
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

                                                                           QUARTER ENDED FISCAL JUNE
                                                                           2003                 2002
                                                                           ----                 ----
                                                                                              RESTATED
                                                                             (DOLLARS IN THOUSANDS,
                                                                             EXCEPT PER SHARE DATA)
DILUTED
-------

EARNINGS

Net income available to common shares                                       $5,919               $3,956
                                                                        ===========          ============
SHARES

Weighted average number of common shares                                     8,810                8,515

Treasury Stock                                                                (217)                (217)

Assuming conversion of Class C Convertible
  Preferred Stock                                                              451                  599

Dilutive effect of outstanding options                                         543                  492
                                                                        -----------          ------------
Weighted average common shares outstanding - assuming
dilution                                                                     9,587                9,389
                                                                        ===========          ============
DILUTED EARNINGS PER SHARE                                                  $  .62               $  .42
                                                                        ===========          ============
BASIC
-----

EARNINGS

Net income available to common shares                                       $5,919               $3,956
                                                                        ===========          ============
SHARES

Weighted average number of common shares - basic                             8,593                8,298
                                                                        ===========          ============
BASIC EARNINGS PER SHARE                                                    $  .69               $ .48
                                                                        ===========          ============
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